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                                                                     EXHIBIT 5

                      [VINSON & ELKINS L.L.P. LETTERHEAD]



                              August 17, 1999



Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, CO 80202

Ladies and Gentlemen:

     We have acted as counsel to Forest Oil Corporation, a New York corporation ("Forest"), in connection with the preparation of the abbreviated Registration Statement on Form S-3 (the "Registration Statement") filed on August 17, 1999, with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to Forest's common stock, par value $.10 per share ("Common Stock"), which securities shall be issued for an aggregate public offering price of $9,778,125.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and Bylaws of Forest, each as amended to the date hereof, and such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Common Stock offered thereby; (iii) the Common Stock will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable Prospectus Supplement.

     Based on the foregoing, we are of the opinion that:

     1. Forest has been duly incorporated and is validly existing and in good standing under the laws of the State of New York.

     2. With respect to shares of Common Stock, when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

     The foregoing opinions are limited in all respects to the laws of the State of New York and federal laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                       Very truly yours,

                                       VINSON & ELKINS L.L.P.